UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 2, 2025

Lucid Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39408	85-0891392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Gateway Boulevard Newark, CA		94560
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 648-3553

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LCID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into or Amendment of a Material Definitive Agreement.

5.00% Convertible Senior Notes due 2030

On April 8, 2025, Lucid Group, Inc. (“Lucid” or the “Company”) completed its previously disclosed Rule 144A private offering of $1,000,000,000 aggregate principal amount of its 5.00% Convertible Senior Notes due 2030 (the “Base Notes”) at an issue price of 100%. Lucid granted the initial purchasers an option to purchase, for settlement within a 13-day period beginning on, and including, the date Lucid first issued the Base Notes, up to an additional $100,000,000 aggregate principal amount of notes, on the same terms and conditions (the “Additional Notes” and, together with the Base Notes, the “notes”). On April 3, 2025, the initial purchasers elected to exercise the option to purchase the Additional Notes in full, and a total of $1,100,000,000 aggregate principal amount of notes were issued on April 8, 2025. The notes were offered only to persons reasonably believed to be qualified institutional buyers (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to Rule 144A under the Securities Act.

The net proceeds from the offering were approximately $1,082.2 million, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses, but before deducting the cost of the Capped Call Transactions (as defined below). Lucid used the net proceeds from the notes offering (i) to fund the approximate $118.3 million cost of entering into the Capped Call Transactions and (ii) to fund repurchases of approximately $1,052.5 million in aggregate principal amount of its 1.25% Convertible Senior Notes due 2026 (the “2026 notes”) for approximately $935.6 million. Lucid intends to use the remaining net proceeds for general corporate purposes.

Capped Call Transactions

On April 2, 2025, in connection with the pricing of the Base Notes, Lucid entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with certain of the initial purchasers of the notes or their respective affiliates and certain other financial institutions (collectively, the “Counterparties”). On April 3, 2025, in connection with the initial purchasers’ exercise of their option to purchase the Additional Notes, Lucid entered into privately negotiated additional capped call transactions (the “Additional Capped Call Transactions,” and together with the Base Capped Call Transactions, the “Capped Call Transactions”) with the Counterparties. The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, approximately 366.67 million shares of Lucid’s Class A common stock, par value $0.0001 per share (“Lucid’s common stock”), the same number of shares of Lucid’s common stock initially underlying the notes. The Capped Call Transactions have an expiration date of April 1, 2030.

The Capped Call Transactions are expected generally to reduce the potential dilution to Lucid’s common stock upon conversion of the notes and/or offset any cash payments that Lucid could be required to make in excess of the principal amount of any converted notes, as the case may be, in the event that the market price per share of Lucid’s common stock, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions, which initially corresponds to the initial conversion price of the notes, or approximately $3.00 per share of Lucid’s common stock, and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the notes. If, however, the market price of Lucid’s common stock, as measured under the terms of the Capped Call Transactions, exceeds the cap price of the Capped Call Transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the Capped Call Transactions, which is initially $4.80 per share of Lucid’s common stock and is subject to customary anti-dilution adjustments.

The Capped Call Transactions are separate transactions, entered into by Lucid with each of the Counterparties, and are not part of the terms of the notes. Holders of the notes will not have any rights with respect to the Capped Call Transactions.

In connection with establishing their initial hedges of the Capped Call Transactions, Lucid expects the Counterparties or their respective affiliates to enter into various derivative transactions with respect to Lucid’s common stock and/or purchase Lucid’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Lucid’s common stock or the notes at that time.

In addition, the Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Lucid’s common stock and/or purchasing or selling Lucid’s common stock or other securities of Lucid in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and may do so in connection with any repurchase of the notes and/or during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of Lucid’s common stock or the notes, which could affect noteholders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

The form of the confirmation for the Capped Call Transactions entered into with each of the Counterparties is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Capped Call Transactions does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Indenture

Lucid issued the notes under an indenture, dated as of April 8, 2025 (the “Indenture”), between Lucid and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Indenture (which includes the Form of 5.00% Convertible Senior Notes due 2030 filed as Exhibit 4.2 hereto) is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

The notes bear interest at a rate of 5.00% per annum from and including April 8, 2025, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2025. The notes will mature on April 1, 2030, unless earlier repurchased or redeemed by Lucid or converted in accordance with their terms prior to such date.

The notes will be convertible into cash, shares of Lucid’s common stock, or a combination thereof, at Lucid’s election at an initial conversion rate of 333.3333 shares of Lucid’s common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $3.00 per share of Lucid’s common stock. The conversion rate will be subject to adjustment upon the occurrence of certain specified events, but will not be adjusted for any accrued and unpaid interest. In addition, if a Make-Whole Fundamental Change (as defined in Section 1.01 of the Indenture) occurs, Lucid will, in certain circumstances, increase the conversion rate for any notes converted in connection with such Make-Whole Fundamental Change.

The notes are convertible at the option of the holders (in whole or in part) at any time prior to the close of business on the business day immediately preceding January 1, 2030 only under the following circumstances: (1) during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on June 30, 2025, if the last reported sale price per share of Lucid’s common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of Lucid’s common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on Lucid’s common stock as set forth in the Indenture; and (4) if Lucid calls such notes for redemption. From, and including, January 1, 2030 until the close of business on the second scheduled trading day immediately before the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion, Lucid will pay or deliver, as the case may be, cash, shares of Lucid’s common stock or a combination of cash and shares of Lucid’s common stock, at Lucid’s election, in amounts determined in the manner set forth in the Indenture.

The notes are not redeemable prior to April 6, 2028. Lucid may redeem for cash all or some portion of the notes (subject to a limitation on partial redemption), at Lucid’s option, on or after April 6, 2028 and on or before the 31st scheduled trading day immediately preceding the maturity date, if certain liquidity conditions are satisfied and the last reported sale price of Lucid’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) (including the trading day immediately preceding the date on which Lucid provides notice of redemption) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Lucid provides a notice of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.

If Lucid undergoes a Fundamental Change (as defined in Section 1.01 of the Indenture), except as described in the Indenture, holders may require Lucid to repurchase for cash all or part of their notes in authorized denominations at a purchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change repurchase date.

The notes will be senior unsecured obligations of Lucid and will rank senior in right of payment to any of Lucid’s indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of Lucid’s unsecured indebtedness that is not so subordinated; effectively subordinated to any of Lucid’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all indebtedness and other liabilities (including trade payables) of Lucid’s subsidiaries.

The Indenture contains customary terms and covenants, including that upon certain events of default, including cross-acceleration to certain other indebtedness of the Company and certain of its subsidiaries, either the Trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare the unpaid principal of the notes and accrued and unpaid interest, if any, thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company, the principal amount of the notes together with accrued and unpaid interest, if any, thereon will automatically become and be immediately due and payable.

The notes will not be listed on any securities exchange.

The descriptions of the Indenture and the notes contained herein are qualified in their entirety by reference to the text of the Indenture and the Form of certificate representing the 5.00% Convertible Senior Notes due 2030, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act, in transactions not involving any public offering. The notes were initially resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of Lucid’s common stock that may be issued upon conversion of the notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 458,333,260 shares of Lucid’s common stock may be issued upon conversion of the notes, based on the initial maximum conversion rate of 416.6666 shares of Lucid’s common stock per $1,000 principal amount of notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01	Other Events.

On April 2, 2025, the Company issued a press release relating to the pricing of its offering of the notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Repurchases of 2026 Notes

On April 2, 2025, contemporaneously with the pricing of the notes, Lucid entered into privately negotiated transactions with certain holders of the 2026 notes to repurchase approximately $1,052.5 million aggregate principal amount of the 2026 notes on terms that were negotiated with each holder (each, a “note repurchase”), using approximately $935.6 million of the net proceeds of the offering of the notes. The terms of each note repurchase were individually negotiated with each holder of 2026 notes and depended on several factors, including the market price of Lucid’s common stock and the trading price of the 2026 notes at the time of each such note repurchase.

Lucid expects that holders of the 2026 notes that sell their 2026 notes to Lucid in any note repurchase transaction may enter into or unwind various derivatives with respect to Lucid’s common stock and/or purchase or sell shares of Lucid’s common stock in the market to hedge their exposure in connection with these transactions. In particular, Lucid expects that many holders of the 2026 notes employ a convertible arbitrage strategy with respect to the 2026 notes and have a hedge position with respect to Lucid’s common stock that they would close, through purchases of Lucid’s common stock and/or the entry into or unwind of economically equivalent derivatives transactions with respect to Lucid’s common stock, in connection with Lucid’s repurchase of their 2026 notes for cash. This activity could increase (or reduce the size of any decrease in) the market price of Lucid’s common stock or the notes at that time and could result in a higher effective conversion price for the notes.

Ayar Prepaid Forward Transaction

In connection with the pricing of the notes, Ayar Third Investment Company (“Ayar”), a wholly-owned subsidiary of the Public Investment Fund, the sovereign wealth fund of the Kingdom of Saudi Arabia, entered into a privately negotiated prepaid forward transaction (the “prepaid forward transaction”) with a forward counterparty that is an affiliate of one of the initial purchasers of the notes (the “forward counterparty”), pursuant to which Ayar will purchase approximately $430.0 million of Lucid’s common stock (based on the last reported sale price on The Nasdaq Global Select Market of $2.40 per share of Lucid’s common stock on April 2, 2025) with delivery expected to occur on or about the maturity date for the notes, subject to the ability of the forward counterparty to elect to settle all or a portion of the prepaid forward transaction early. Under the terms of the prepaid forward transaction, subject to the conditions set forth in the agreement governing the prepaid forward transaction, Ayar will have to the option to elect to physically settle or cash settle the prepaid forward transaction. Subject to the conditions set forth in the agreement governing the prepaid forward transaction, the prepaid forward transaction will be settled physically, subject to Ayar’s option to elect cash settlement of the prepaid forward transaction.

The prepaid forward transaction is generally intended to facilitate privately negotiated derivative transactions, including swaps, between the forward counterparty or its affiliates and investors in the notes relating to Lucid’s common stock by which investors in the notes will hedge their investments in the notes. As a result, the prepaid forward transaction is expected to allow the investors to establish hedge positions that generally correspond to (but may be greater than) commercially reasonable initial hedges of their investment in the notes. In the event of such greater initial hedges, investors may offset such greater portion by purchasing shares of Lucid’s common stock on or shortly after the pricing date of the notes. In connection with establishing their initial hedge of the prepaid forward transaction, the forward counterparty or its affiliates may enter into one or more derivative transactions with respect to Lucid’s common stock with the investors of the notes concurrently with or after the pricing of the notes. None of Lucid, Ayar or the forward counterparty will control how investors of the notes may use such derivative transactions. Any such trades by the forward counterparty or its affiliates would be on a principal basis and without any agreement, arrangement or understanding between, or with, Ayar or Lucid on how those parties would hedge their own positions.

Ayar’s entry into the prepaid forward transaction with the forward counterparty and the entry by the forward counterparty into derivative transactions in respect of Lucid’s common stock with the investors of the notes, particularly if investors purchase shares of Lucid’s common stock on or shortly after the pricing date as described above, could have the effect of increasing (or reducing the size of any decrease in) the market price of Lucid’s common stock concurrently with, or shortly after, the pricing of the notes and effectively raising the initial conversion price of the notes.

In addition, such investors may enter into other transactions relating to Lucid’s common stock or the notes in connection with or in addition to such derivative transactions, including the purchase or sale of shares of Lucid’s common stock. As a result, the existence of the prepaid forward transaction, such derivative transactions and any related market activity could cause more purchases or sales of shares of Lucid’s common stock over the term of the prepaid forward transaction than there otherwise would have been had Ayar not entered into the prepaid forward transaction. Such purchases or sales could potentially increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of Lucid’s common stock and/or the price of the notes.

The forward counterparty or its affiliates may also modify their hedge positions by entering into or unwinding one or more derivative transactions with respect to Lucid’s common stock and/or purchasing or selling shares of Lucid’s common stock or other securities of Lucid in secondary market transactions at any time following the pricing of the notes and prior to the maturity of the notes. These activities could also cause or avoid an increase or a decrease in the market price of Lucid’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes.

Lucid is not a party to the prepaid forward transaction. In connection with Ayar agreeing to enter into and fund the prepaid forward transaction, Lucid has agreed to pay a periodic cash fee to Ayar, which shall initially accrue at a rate of 0.5% per annum on the amount of prepaid forward transaction and be recalculated to reflect any early settlement of the prepaid forward transaction.

Neither this Current Report on Form 8-K nor the press release constitutes an offer to sell, or the solicitation of an offer to buy, the notes or the shares of Lucid’s common stock, if any, issuable upon conversion of the notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of April 8, 2025, between Lucid Group, Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of certificate representing the 5.00% Convertible Senior Notes due 2030 (included as Exhibit A to Exhibit 4.1).
10.1	Form of Capped Call Confirmation.
99.1	Press Release, dated April 2, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2025

Lucid Group, Inc.

By:	/s/ Taoufiq Boussaid
	Name:	Taoufiq Boussaid
	Title:	Chief Financial Officer